Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated March 22, 2010 included in this Annual Report on Form 20-F of Nova Measuring Instruments Ltd. (the “Company”) for the fiscal year ended December 31, 2009 into the Registration Statements on Form S-8 of the Company, filed with the Securities and Exchange Commission on the following dates: September 13, 2000 (File No. 333-12546); March 5, 2002 (File No. 333-83734); December 24, 2002 (File No. 333-102193); March 24, 2003 (File No. 333-103981); May 17, 2004 (three files; File Nos. 333-115554, 333-115555, and 333-115556); March 7, 2005 (File No. 333-123158); December 29, 2005 (File No. 333-130745); January 5, 2006 (two files, File Nos. 333-102193 and 333-115556); September 21, 2006 (File No. 333-137491) and November 5, 2007 (File No. 333-147140) and into the Registration Statements on Form F-3 of the Company, filed with the Securities and Exchange Commission on the following dates: May 11, 2007 (File No. 333-142834) and December 8, 2009, as amended on December 29, 2009 (File No. 333-163561).

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
March 25, 2010